UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2019

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Dolphin Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Florida	001-38331	86-0787790
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 Alhambra Circle, Suite 1200

Coral Gables, FL 33134

 (Address of Principal Executive Offices) (Zip Code)

(305) 774-0407

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.015 par value per share	DLPN	The Nasdaq Capital Market
Warrants to purchase Common Stock, $0.015 par value per share	DLPNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement.

On December 3, 2019 (the “Closing Date”), Dolphin Entertainment, Inc., a Florida corporation (the “Company”), acquired all of the issued and outstanding capital stock of Shore Fire Media, Ltd., a New York company (“Shore Fire”), pursuant to a share purchase agreement dated the Closing Date (the “Purchase Agreement”), between the Company and Marilyn Laverty (“Seller”). Shore Fire is a public relations and media management firm based in Brooklyn, New York that specializes in music, entertainment and popular culture.

Pursuant to the Purchase Agreement, the Company has agreed to pay an aggregate purchase price of $3,000,000, before adjustments, comprising (a) $1,000,000 in cash payable to Seller on the Closing Date, (b) $200,000 in shares of the Company’s common stock, par value $0.015 per share (“Common Stock”), at a price per share as of the Closing Date, payable to Seller on the Closing Date, (c) $140,000 in cash payable to certain key employees of Shore Fire (the “Key Employees”) on the Closing Date, (d) $250,000 in cash payable to Seller on the third month anniversary of the Closing Date, (e) $250,000 in cash payable to Seller on the sixth month anniversary of the Closing Date, (f) $250,000 in cash payable to Seller on each of the twelve and twenty-fourth month anniversaries of the Closing Date, (g) $200,000 in shares of Common Stock payable to Seller on each of the twelve and twenty-fourth month anniversaries of the Closing Date, (h) $140,000 in cash payable to the Key Employees on the twelve month anniversary of the Closing Date, and (i) 120,000 in cash payable to the Key Employees on the twenty-fourth month anniversary of the Closing Date. The Purchase Agreement contains customary representations, warranties and covenants of the parties thereto, as well as customary indemnification provisions.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

The Purchase Agreement is filed with this Current Report on Form 8-K to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Shore Fire or any other party to the Purchase Agreement. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Shore Fire or any other party thereto. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, except to the extent required by law.

Item 3.02

Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.  The shares of Common Stock issued or to be issued by the Company to Seller pursuant to the Purchase Agreement have been or will be, as applicable,  issued  in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder. The Seller represented to the Company that it is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

Item 7.01

Regulation FD Disclosure.

On December 3, 2019, the Company issued a press release announcing the acquisition of Shore Fire.  A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
2.1*	Share Purchase Agreement dated December 3, 2019, by and among the Company and Seller
99.1	Press Release dated December 3, 2019

* The schedules and exhibits to the Share Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

Date: December 4, 2019	By:	/s/ Mirta A. Negrini
	Name:	Mirta A. Negrini
	Title:	Chief Financial and Operating Officer